SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 7, 2004


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



   Delaware                  0-22512                          77-0355502
  ------------           ---------------                  ------------------

(State or other           (Commission                     (I.R.S. Employer
jurisdiction of           File Number)                    Identification No.)
incorporation)



              500 Westridge Drive
              Watsonville, California                           95076
          --------------------------------                   ------------
     (Address of principal executive offices)                 (Zip Code)



                                 (831) 728-2700
                            -----------------------
              (Registrant's telephone number, including area code)

Item 7.   Financial Statements and Exhibits.

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Exhibits:

          99.1  Press Release dated April 7, 2004 (furnished pursuant to
                Item 12 of Form 8-K)


Item 12.  Results of Operations and Financial Condition.

On April 7, 2004, West Marine, Inc. announced its net sales for the five-week period ended April 3, 2004 and for the 13-week period (first quarter) ended April 3, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WEST MARINE, INC.





Date:  April 8, 2004                       By: /s/ Eric Nelson
                                               ------------------------------
                                               Eric Nelson
                                               Senior Vice President and
                                               Chief Financial Officer

                                                               Exhibit 99.1


Contacts:  West Marine, Inc.
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489
Russell Solt, Director of Investor Relations
(831) 761-4229

         WEST MARINE REPORTS 10.2% COMPARABLE STORE SALES INCREASE FOR
                               FIRST QUARTER 2004

WATSONVILLE, CA, April 7, 2004 - West Marine, Inc. (Nasdaq: WMAR) today reported that net sales for the five weeks ended April 3, 2004 were $62.4 million, a 12.2% increase from net sales of $55.6 million for the five-week period a year ago. Comparable store net sales for March increased 6.9% compared to the same period a year ago. Sales from 62 BoatU.S. stores acquired in January 2003 from Boat America are included in comparable store sales statistics.

Net sales for the thirteen weeks ended April 3, 2004 were $129.2 million, an increase of 16.2% from net sales of $111.1 million for the same period a year ago. Comparable store net sales for the latest thirteen weeks increased 10.2% compared to the same period a year ago.

John Edmondson, CEO of West Marine, said, "Sales were very strong for the first three weeks of the month and then slowed as we encountered cold, wet weather in the northeast and mid-Atlantic areas during the last two weeks of March. Our gross margin was strong for the month and, as a result, we remain comfortable with our previous guidance of a loss per share of ($0.16) to ($0.14) versus last year's loss per share of ($0.32)."

West Marine, Inc. is the nation's largest specialty retailer of boating supplies and apparel, with 348 stores in 38 states, Canada and Puerto Rico, and more than $660 million in annual sales. The Company's successful Catalog and Internet channels offer customers approximately 50,000 products - far more than any competitor - and the convenience of being able to exchange Catalog and Internet purchases at its retail stores. The Company's Port Supply division is the country's largest wholesale distributor of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. Because the overwhelming majority of West Marine's revenues come from aftermarket sales, the Company has traditionally been less affected by economic downturns than manufacturers and sellers of new boats.

Special Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, statements that relate to West Marine's future plans, expectations, objectives, performance, and similar projections, as well as facts and assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risks and uncertainties include the Company's ability to increase sales at its existing stores and expand through the opening of new stores, competitive pricing pressures, inventory management and shrink issues, the market share erosion faced by the Company's Catalog division as West Marine and its competitors open new stores, weather-related issues, the level of consumer spending on recreational water sports and boating supplies, and other risk factors described from time to time in West Marine's filings with the Securities and Exchange Commission, including West Marine's annual report on Form 10-K for the period ended January 3, 2004. West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.